UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X| Filed by a Party other than the Registrant|_|

Check the appropriate box:

|_| Preliminary Proxy Statement


|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
    BY RULE 14A-6(E)(2))


|_| Definitive Proxy Statement


|_| Definitive Additional Materials


|X| Soliciting Material Pursuant to ss.240.14a-12




                               LUCENT TECHNOLOGIES INC.

-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:



    ------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:



    ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



    ------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:



    ------------------------------------------------------------------------

    5) Total fee paid:



    ------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:



    ------------------------------------------------------------------------

    2) Form Schedule or Registration Statement No.:



    ------------------------------------------------------------------------

    3) Filing Party:



    ------------------------------------------------------------------------

    4) Date Filed:



    ------------------------------------------------------------------------

The following material was used by company employees and other advisors following the public announcement of the entry into a merger agreement by Lucent Technologies Inc. and Alcatel:




PROJECT BLOOM: DAY ONE VIDEO SCRIPT
Serge Tchuruk and Pat Russo
FINAL ... 4/2/06 at 9 a.m. Eastern


TCHURUK - INTRODUCTION
----------------------

Hello and bonjour. For those of you at Lucent who might not know me, I'm Serge Tchuruk, chairman and CEO of Alcatel.

RUSSO - INTRODUCTION
--------------------
Bonjour and hello. For those of you at Alcatel who might not know me, I'm Pat Russo, chairman and CEO of Lucent.

TCHURUK - OPENING REMARKS
-------------------------

It is with great pleasure and excitement that Patricia and I are talking to you today. Indeed, what could be more exciting than announcing the creation of the world's first truly global communications solutions provider? This is a defining moment for all of us.

As I'm sure you understand, our industry is changing rapidly. Our customers are facing many new competitors from outside the traditional boundaries of telecommunications. When I meet with the executives of our customers, they make it clear to me that they want us to adapt rapidly to this new environment - in order to help them succeed.

At the same time, the business environment is fierce. We also face competitors from outside our traditional boundaries. In such a time, we must be bold.

Patricia and I have been talking and working on this merger for a while now. We quickly discovered that we share a vision of the future of networks and the needs of our customers. Especially, we share a vision of the tremendous opportunity that our two companies have to prosper and succeed with this merger.

If I may say so, everything has come together to make this the right combination of the right companies at the right time.

TCHURUK - "WHAT DOES ALCATEL BRING TO THE DEAL?"
------------------------------------------------

It is good fortune that our two great companies -- both of us strong in our own geographies -- are so complementary. In terms of people, solutions, capabilities and customer relationships, we are a perfect fit.

This is great news. It means that by combining our different strengths, we will have the global scope and scale to meet the needs of our customers to provide the most advanced communications experience to the end-user.

Patricia will speak in a few minutes about the great communications solutions Lucent brings to the merger. But before she does, I would like to talk about what Alcatel brings to this landmark deal.

It has, of course, been many years now that Alcatel has dominated the broadband access market. More recently, we have become the leader in the exciting new area of IPTV, a key technology for our customers as they expand their services to include entertainment -- the famous "triple play".

There are more than 30 service providers worldwide deploying or planning deployments in this space and Alcatel has been the industry champion and lead vendor, helping to design, implement and operate these complex network systems. Currently Alcatel is involved in over 40 triple play projects including AT&T/SBC, BellSouth and Deutsche Telecom, to name just a few.

At the same time, we continue to lead in many critical areas of networking such as optical systems, microwave and wireline infrastructure. We are also a leader in one of the fastest growing markets, mobile for emerging and underserved areas -- driving innovation with multi-standard defined radio.

What has been especially exciting in the last year has been the way that Alcatel has changed the IP routing world. We are now number 2 in edge routing worldwide. I can tell you, the speed with which we have accomplished this is keeping some of our competitors up at night.

Where Alcatel has also excelled in recent years is taking a strategic role in the IP network transformations of important customers such as Telstra and AT&T/SBC. Our service integration capabilities are the key to these large-scale transformation projects, as well our leadership in access, IP and NGN/IMS.

The successes we have enjoyed are ultimately built on the strength of our people. Alcatel has a major R&D capability with over 16,000 R&D engineers and 6 principal R&D centers in Europe, North America and China.

Speaking of China, one of our greatest assets is our Chinese flagship subsidiary in Shanghai. This center employs around 7,000 people, with 35% of those people in R&D. We all know how critical the booming Chinese market is for the future of our industry.

When I take stock of all these accomplishments, I am not only proud of what we have achieved as Alcatel, but I am excited by our future potential, especially as we join our talents and strengths with those of Lucent.

I know Patricia feels just as proud about Lucent's capabilities and successes. She will now take a few minutes to share them with you.


RUSSO - "WHAT DOES LUCENT BRING TO THE DEAL?"
---------------------------------------------

Thanks, Serge.

When Serge and I first talked about this combination, two things were immediately clear. First, thanks to our people and our portfolios, our two companies had amazing potential. Second, we could accomplish more together than either of us could alone.

As Serge said, what is so compelling about this combination is that our visions, portfolios and geographies complement each other so well. Let me share with you some of the strengths Lucent will bring to this combination.

First, Lucent is recognized as the world leader in 3G mobile technologies. When combined with Alcatel's mobility assets, our leadership and expertise in spread-spectrum technologies CDMA and UMTS will help us capture even more opportunities in this rapidly growing area.

Our services business grew by 10% in fiscal 2005, and we continue to build a book of business in this space. Our services team brings a wealth of experience in multivendor, professional and managed services that will help us capture the opportunities being created by of next-generation networks.

In wireline, we have new platforms that complement Alcatel's industry-leading broadband solutions and renewed strength in the technologies that transmit data over the optical core.

As you know the IMS architecture will be the key to brining all these elements together in a next-gen networking environment. Lucent has established clear leadership in IMS.
o We have seven announced IMS contracts, plus an initial IMS deployment in China.
o We also have 77 ongoing trials for IMS network elements with 16 customers globally.
With IMS, you get into the heart and brain of your customers' networks. And once you're in that position, you're involved in almost every decision your customers make - which should lead to increased opportunities in all the other areas I have mentioned.

Of course, all of these efforts are supported by one of our greatest assets - Bell Labs. As much as any institution in the world, Bell Labs has helped weave the technological fabric of modern society. From the transistor to the laser to cellular technology, Bell Labs innovations have played a pivotal role in inventing - or perfecting - many of the key communications technologies in use today. Building on this heritage, Bell Labs continues to flourish. And when combined with Alcatel's own world-class R&D capabilities, the sky is the limit for the innovations our combined company can bring to life.

[Pause.]

RUSSO - KEY STRENGTHS OF OUR COMBINED COMPANY
---------------------------------------------

So that is a glimpse at some of the strengths and expertise each of our companies will bring to this combination. With that in mind, let me briefly speak to how this translates into an even stronger combined company.

Together we will have:
o    A strong financial base
o    Clear leadership in next-gen networks as the global leader in convergence
o    The broadest portfolio of products and services in the industry
o    Deep relationships with every major service provider
o    A growing momentum in high-end enterprise technologies and markets
o    The industry's premier R&D capabilities
o An experienced international management team with a common vision and proven track record
o    An enhanced global footprint with presence in more than 130 countries

In terms of our customers, they are looking for a partner with the scale and scope to design, build and manage increasingly converged networks that deliver the most advanced communications services to the market. This combination will enable us to be such a partner - with an unparalleled focus on execution, innovation and service for our customers.

The sum of these elements will help create long-term value for shareowners of both companies who will benefit from owning the most dynamic, global player in the communications networking industry.

At this point, let me turn it back to Serge for a look at the competitive positioning of our combined company.

TCHURUK - COMPETITIVE POSITIONING
---------------------------------

Thank you Patricia.

While our shareholders, our employees and our customers should all be happy about the merger, frankly I don't think our competitors are going to like it much.

If I look at how we stack up against our competition, we will be number 1 in wireline and number 2 in wireless globally. Those are hard numbers to beat.Our competition will also be facing the global leader in convergence at a time when all of the major service providers have convergence at the top of their agenda.

For our future competitiveness, we will have leading positions in the key next-generation technologies, such as IPTV, IMS and spread-spectrum wireless. We will be extremely well positioned to capture new business going forward.

Finally our position in services will be critical - the most important differentiator from our competition. Our combined services operations will make us number 1 worldwide.

This will position us, better than any of our competitors, to undertake large network, services and business transformations where integration services play a key role. We will be the one-stop shop, offering them unmatched local responsiveness, as well as faster time-to-market capabilities for new revenue services.

TCHURUK - COMMITMENT & PERSONAL CLOSING MESSAGE
-----------------------------------------------

Now to shift focus before closing, let me address the issue that all employees think about during a merger. We have talked, both Patricia and I, about the excellent fit there is between our two organizations and the vision we both share about the exciting opportunities ahead of us.

Let me assure you that it is the opportunity for growth that is motivating us, not the need to rationalize our operations. Yes, there will be areas of overlap and you will read in the press and elsewhere that there will be reductions. But overall, we will be creating a larger business with expanded capabilities and a larger customer base - with strong potential for future growth.

Specifically, we expect some initial job reductions amounting to no more than 10 percent of the global work force, spread across the business and regions. This is remarkable for a merger of this size and illustrates how well we complement each other.

I recognize the personal pain and hardship any type of layoffs can cause and I make this commitment to you: to treat anyone affected fairly and with respect; and to communicate clearly and candidly throughout the process. Our goal is to complete all adjustments within months of closing.

If I can return for a moment to my opening remarks, our industry, like many, is at a crossroads due to deregulation, technological convergence and globalization. We intend to take the initiative boldly - creating the world's first truly global communications solution provider. This step is not without its risks, but the rewards will far outweigh them.

We will be creating a global and more stable workplace for you. Our workforce will be truly representative of the cultural diversity of our customers and the end users that purchase their services. We will have more engineers and service operations in every corner of the world than any of our competitors.

As I said in the beginning, this is not only exciting; it is a defining moment for the industry, for our two companies and for each of us involved in this great enterprise.

On a final note, please remember in the coming months, our effort should remain 100% fixed on our customers' business. It is to serve them better that we are entering into this merger and it will not serve that goal if we lose focus. Transition teams will figure out the details of the integration. Trust them to do their jobs efficiently.

Like well-trained athletes, we are about to execute a maneuver of great difficulty. But both Patricia and I are convinced of the professionalism and discipline of our respective teams and we firmly believe in your ability to succeed in this, as in all other things.

Now let me turn to Pat for her closing comments.


RUSSO - COMMITMENT & PERSONAL MESSAGE
-------------------------------------

Thanks, Serge.

I would just like to echo serge's comments about remaining focused on the tasks at hand. We will remain independent companies until the closure of the deal, and we need to continue to deliver on our commitments with excellence and integrity.

What makes this transaction especially exciting to me are the opportunities and challenges that it presents. The communications infrastructure space has never seen a cross-border merger of this magnitude. But I know that we are up to the challenge. Why am I so confident? That is easy. It's because of you.

Both companies are blessed with tremendously dedicated people and incredibly innovative thinkers. You are our greatest assets, and you will be the key to unlocking the promise of our new company.

Additionally, our two management teams have already begun business integration planning sessions.

[Brief pause.]

As we told the press and analysts on yesterday's call: the rationale of this combination is indisputable, and the potential rewards are immense. And I am confident our new company will be the primary driver for the advancement of the global communications revolution in the 21st century.

I look forward to working with you to capture these rewards and to meeting with as many of you as possible in person as we begin this new chapter in the history of our two great companies.

Thank you and Merci.

                                      # # #

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This transcript contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this transcript, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
      Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
      Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.